Exhibit 99

For Immediate Release | February 19, 2016

Media Contact: Robert Hainey

Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com

Investor Contact: Donna Kinzel

Office 302-429-3004 | donna.kinzel@pepcoholdings.com

701 Ninth St., NW Washington, DC 20068 pepcoholdings.com NYSE: POM

Pepco Holdings Reports Fourth Quarter and Full Year 2015 Financial Results

Pepco Holdings, Inc. (NYSE: POM) today reported fourth quarter and full year 2015 earnings from continuing operations as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net Income from Continuing Operations (GAAP)

Net Income ($ in millions)	$121	$35	$318	$242
Earnings Per Share	$0.48	$0.14	$1.25	$0.96

Adjusted Net Income from Continuing Operations (Non-GAAP)

Adjusted Net Income ($ in millions)	$124	$59	$325	$321
Adjusted Earnings Per Share	$0.49	$0.23	$1.28	$1.27

“In 2015, Pepco Holdings continued to improve its reliability performance, reflecting the positive impact of the significant investments we have made in reliability improvements and advanced technologies,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer. “These investments are notably strengthening our operating performance and restoration efforts, as demonstrated during the recent record snowfall. As we seek to maintain this trend of enhancing reliability for our customers, we plan to invest more than $6 billion in the electric system throughout our service area during the next five years.” Rigby added, “We continue to await the final decision on our pending merger with Exelon. The record in the District of Columbia proceeding closed on December 23, 2015. I am hopeful that the Commission will provide this final approval required to close the merger. I remain convinced that joining the Exelon family of utilities will make Pepco Holdings a stronger company, both financially and operationally.”

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In 2015, Pepco Holdings’ GAAP net income from continuing operations was $318 million or $1.25 per share, as compared to $242 million, or 96 cents per share in the prior year. Excluding items that we believe are not representative of ongoing business operations, 2015 adjusted net income from continuing operations would have been $325 million or $1.28 per share, as compared to $321 million, or $1.27 per share in the prior year.

The primary drivers of the increase in adjusted net income from continuing operations (Non-GAAP) for 2015, were higher distribution and transmission revenue (primarily due to higher rates from continued infrastructure investment, growth in the number of distribution customers and rate mix), the global tax settlement with the Internal Revenue Service (IRS) for the years 2001 through 2011 and related income tax adjustments (14 cents per share) and gains from sales of non-utility land (11 cents per share). Partially offsetting the increases were higher operation and maintenance expense (primarily related to the implementation of a new customer information system, system maintenance and environmental remediation costs), higher interest expense and increased depreciation expense resulting from infrastructure investment.

Pepco Holdings’ GAAP net income from continuing operations for the three months ended December 31, 2015 was $121 million, or 48 cents per share, as compared to $35 million, or 14 cents per share, for the same quarter in the prior year. Excluding items that we believe are not representative of ongoing business operations, adjusted net income from continuing operations for the fourth quarter of 2015 would have been $124 million, or 49 cents per share, as compared to $59 million, or 23 cents per share, in the fourth quarter of 2014.

The increase in adjusted net income from continuing operations (Non-GAAP) in the fourth quarter of 2015, as compared to the 2014 fourth quarter, was due to higher distribution and transmission revenue (primarily due to higher transmission rates, growth in the number of distribution customers, higher usage and rate mix), the global tax settlement with the IRS for the years 2001 through 2011 and related income tax adjustments (14 cents per share) and gains from sales of non-utility land (11 cents per share). Higher operation and maintenance expense related to the implementation of a new customer information system and environmental remediation, and the impacts of unfavorable weather in the fourth quarter of 2015 partially offset the increase.

Due to the pending merger with Exelon, Pepco Holdings will not be providing earnings guidance for 2016.

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Non-GAAP Financial Information

Management believes the adjusted net income and related per share data are representative of Pepco Holdings’ ongoing business operations. Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors. The presentation of adjusted net income and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

Reconciliation of GAAP Financial Information to Adjusted Financial Information

Net Income from Continuing Operations (Millions of dollars)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reported (GAAP) Net Income from Continuing Operations	$121	$35	$318	$242
Adjustments (after-tax):
• Incremental merger-related transaction costs	2	6	12	23
• Incremental merger-related integration costs	1	2	5	8
• Impairment losses related to Pepco Energy Services (PES) long-lived assets	–	16	–	48
• Change in fair value of derivative related to preferred stock	–	–	(10)	–
Adjusted Net Income from Continuing Operations (Non-GAAP)	$124	$59	$325	$321

Earnings per Share from Continuing Operations	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reported (GAAP) Earnings per Share from Continuing Operations	$0.48	$0.14	$1.25	$0.96
Adjustments (after-tax):
• Incremental merger-related transaction costs	0.01	0.02	0.05	0.09
• Incremental merger-related integration costs	–	0.01	0.02	0.03
• Impairment losses related to PES long-lived assets	–	0.06	–	0.19
• Change in fair value of derivative related to preferred stock	–	–	(0.04)	–
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$0.49	$0.23	$1.28	$1.27

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using a composite income tax rate of approximately 40 percent. Most merger-related costs are not tax deductible.

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Discontinued Operations

Net income from discontinued operations for the year ended December 31, 2015 was $9 million as a result of the global tax settlement with the IRS which resolves tax matters related to Pepco Holdings’ previously held cross-border energy lease investments. During 2014, there was no activity related to Pepco Holdings’ discontinued operations.

Recent Events

Pepco Holdings – Exelon Merger

On December 23, 2015, the record closed on the Exelon and Pepco Holdings merger proceeding pending with the District of Columbia Public Service Commission (DCPSC). District of Columbia law does not impose a time limit on the DCPSC’s review of the merger application. Pursuant to the settlement agreement entered into with the District of Columbia government and others, Pepco Holdings or Exelon may terminate the settlement agreement and the merger agreement if the DCPSC fails to issue a final order approving the merger without condition or modification of the terms of the settlement agreement by March 4, 2016.

On December 2, 2015, the Hart-Scott-Rodino Act (HSR Act) waiting period expired. The HSR Act no longer precludes the parties from closing the merger at any time on or before December 1, 2016.

Global Tax Settlement

On November 18, 2015, Pepco Holdings entered into a settlement with the IRS and the Department of Justice (DOJ) to provide for a resolution of all outstanding tax issues for the period 2001 through 2011 including the tax treatment of its previously held cross-border energy lease investments involving public utility assets located outside of the United States structured as sale-in, lease-out (SILO) transactions. On the same date, the DOJ accepted Pepco Holdings’ offer letter for the settlement of litigation related to Pepco Holdings’ SILO transactions. As a result of the settlement, Pepco Holdings and the DOJ filed stipulations of dismissal regarding outstanding litigation in the U.S. Court of Federal Claims. The Court dismissed the complaint on November 20, 2015. In the fourth quarter of 2015, Pepco Holdings recorded a tax benefit of $56 million, including $47 million associated with continuing operations and $9 million associated with discontinued operations.

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Operations

•	Power Delivery electric sales were 47,711 gigawatt hours (GWh) for the full year 2015 compared to 47,215 GWh in the full year 2014. In the electric service territory, heating degree days decreased by 9 percent and cooling degree days increased by 21 percent for 2015 compared to 2014. Weather-adjusted electric sales were 47,110 GWh for the full year 2015 compared to 47,108 GWh for the full year 2014.

•	Power Delivery electric sales were 10,586 GWh in the fourth quarter of 2015, compared to 10,996 GWh for the same period in 2014. In the electric service territory, heating degree days decreased by 25 percent for the three months ended December 31, 2015, compared to the same period in 2014. Weather-adjusted electric sales were 11,227 GWh in the fourth quarter of 2015, compared to 11,179 GWh for the same period in the prior year.

•	In December 2015, Power Delivery established a forecast of capital expenditures for 2016 through 2020. Total Power Delivery capital expenditures for the five-year period are forecast to be $6.8 billion, with $4.8 billion planned for distribution capital expenditures and $2 billion planned for transmission capital expenditures.

•	During 2015, Pepco Holdings recorded $46 million ($27 million after-tax) in gains associated with the sale of unimproved land held as non-utility property.

•	During 2015, PES signed $41 million in energy efficiency contracts and $71 million in underground transmission construction contracts. PES signed $43 million in energy efficiency contracts and $88 million in underground transmission construction contracts in 2014.

Regulatory Matters

•	On November 6, 2015, a settlement agreement was filed with the Federal Energy Regulatory Commission (FERC) regarding the base return on equity (ROE) for transmission investments. The settlement agreement provides for a base ROE of 10 percent effective March 8, 2016 with an additional 50-basis-point incentive for being a member of a regional transmission organization. Under the settlement agreement, no party may file with FERC to change the base ROE or any incentives prior to June 1, 2018. The parties to the settlement agreement have requested FERC approval of the settlement agreement by March 16, 2016.

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Financing

•	On January 13, 2016, Pepco Holdings entered into a $500 million unsecured term loan agreement with a term of six months. The net proceeds were used to repay outstanding commercial paper and for general corporate purposes.

•	On December 8, 2015, Atlantic City Electric issued $150 million of 10-year first mortgage bonds. The bonds bear interest at a fixed rate of 3.50 percent and are due December 1, 2025. The net proceeds of the bonds were used to repay outstanding commercial paper and for general corporate purposes.

Further details regarding changes in consolidated earnings between 2015 and 2014 are provided in the schedules that follow. Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors. Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information. Information on the website is not part of this news release.

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About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. Through Pepco Energy Services, PHI also provides energy savings performance contracting services, underground transmission and distribution construction and maintenance services, and steam and chilled water under long-term contracts.

Forward-Looking Statements: Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a “Reporting Company”), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 19, 2016, and investors should refer to these risk factor sections and other statements. All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

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Pepco Holdings, Inc.

Earnings Per Share Variance

2015 / 2014

	Year Ended December 31,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2014 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$1.27	$(0.16)	$(0.15)	$0.96

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	0.09	0.09
• Incremental merger-related integration costs	0.03	-	-	0.03
• Impairment loss related to PES long-lived assets	-	0.19	-	0.19

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	1.30	0.03	(0.06)	1.27

Change from 2014 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	0.02	-	-	0.02
- Rate Increases	0.08	-	-	0.08
- Other Distribution Revenue	0.08	-	-	0.08
• Network Transmission Revenue	0.02	-	-	0.02
• Operation and Maintenance	(0.26)	-	-	(0.26)
• Depreciation and Amortization	(0.05)	-	-	(0.05)
• Other, net (primarily land sales)	0.10	-	-	0.10
Pepco Energy Services	-	(0.01)	-	(0.01)
Corporate and Other	-	-	(0.04)	(0.04)
Net Interest Expense	(0.03)	-	(0.01)	(0.04)
Income Tax Adjustments	(0.04)	-	0.16	0.12
Dilution	(0.01)	-	-	(0.01)

2015 Adjusted earnings per share from Continuing Operations (Non-GAAP)	1.21	0.02	0.05	1.28

2015 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.05)	(0.05)
• Incremental merger-related integration costs	(0.02)	-	-	(0.02)
• Change in fair value of derivative related to preferred stock	-	-	0.04	0.04

2015 Earnings per share from Continuing Operations (GAAP) (4)	$1.19	$0.02	$0.04	$1.25

(1)	The 2014 weighted average number of diluted shares outstanding was 252 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $0.01 per share.

(4)	The 2015 weighted average number of diluted shares outstanding was 254 million.
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Pepco Holdings, Inc.

Earnings Per Share Variance

2015 / 2014

	Three Months Ended December 31,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2014 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.22	$(0.05)	$(0.03)	$0.14

2014 Adjustments (2)
• Incremental merger-related transaction costs	-	-	0.02	0.02
• Incremental merger-related integration costs	0.01	-	-	0.01
• Impairment loss related to PES long-lived assets	-	0.06	-	0.06

2014 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.23	0.01	(0.01)	0.23

Change from 2014 earnings (loss) per share from Continuing Operations
Regulated Operations
• Distribution Revenue
- Weather (estimate) (3)	(0.03)	-	-	(0.03)
- Rate Increases	-	-	-	-
- Other Distribution Revenue	0.08	-	-	0.08
• Network Transmission Revenue	0.04	-	-	0.04
• ACE Basic Generation Service (primarily unbilled revenue)	0.02	-	-	0.02
• Operation and Maintenance	(0.03)	-	-	(0.03)
• Depreciation and Amortization	(0.01)	-	-	(0.01)
• Other, net (primarily land sales)	0.11	-	-	0.11
Pepco Energy Services	-	-	-	-
Corporate and Other	-	-	(0.03)	(0.03)
Net Interest Expense	(0.01)	-	-	(0.01)
Income Tax Adjustments	(0.04)	(0.01)	0.17	0.12

2015 Adjusted earnings per share from Continuing Operations (Non-GAAP)	0.36	-	0.13	0.49

2015 Adjustments (2)
• Incremental merger-related transaction costs	-	-	(0.01)	(0.01)
• Incremental merger-related integration costs	-	-	-	-

2015 Earnings per share from Continuing Operations (GAAP) (4)	$0.36	$-	$0.12	$0.48

(1)	The 2014 weighted average number of diluted shares outstanding was 253 million.

(2)	Management believes the adjusted items are not representative of the Company's ongoing business operations. The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have decreased earnings by $0.04 per share.

(4)	The 2015 weighted average number of diluted shares outstanding was 254 million.

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SEGMENT INFORMATION

	Year Ended December 31, 2015
	(millions of dollars)
	Power Delivery		Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,805		$223	$(5)	$5,023
Operating Expenses (b)	4,124	(c)	224	2	4,350
Operating Income (Loss)	681		(1)	(7)	673
Interest Expense	238		–	42	280
Other Income	36		1	17 (d)	54
Income Tax Expense (Benefit) (e)	177		(4)	(44)	129
Net Income from Continuing Operations	302		4	12	318
Total Assets	14,413		221	1,692	16,326
Construction Expenditures	$1,196		$3	$31	$1,230

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(5) million for Operating Revenue, $(4) million for Operating Expenses and $(5) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $651 million, consisting of $606 million for Power Delivery, $4 million for Pepco Energy Services and $41 million for Corporate and Other.
(c)	Includes $46 million ($27 million after-tax) related to gains on sales of land at Pepco.
(d)	Includes $15 million ($10 million after-tax) increase in fair value of preferred stock derivative.
(e)	Includes tax benefit of $3 million for Power Delivery, $1 million for Pepco Energy Services and $43 million for Corporate and Other associated with the Global Tax Settlement.

	Year Ended December 31, 2014
	(millions of dollars)
	Power Delivery	Pepco Energy Services	Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,607	$278	$(7)	$4,878
Operating Expenses (b)	3,916	354 (c)	4	4,274
Operating Income (Loss)	691	(76)	(11)	604
Interest Expense	226	1	41	268
Other Income	40	2	2	44
Income Tax Expense (Benefit)	185	(36)	(11)	138
Net Income (Loss) from Continuing Operations	320	(39)	(39)	242
Total Assets	13,636	249	1,704	15,589
Construction Expenditures	$1,144	$3	$76	$1,223

(a)	Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(7) million for Operating Revenue, $(7) million for Operating Expenses and $(4) million for Interest Expense.
(b)	Includes depreciation and amortization expense of $549 million, consisting of $511 million for Power Delivery, $7 million for Pepco Energy Services and $31 million for Corporate and Other.
(c)	Includes impairment losses of $81 million ($48 million after-tax) associated with Pepco Energy Services’ combined heat and power thermal generating facilities and operations in Atlantic City.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	UNAUDITED
	(millions of dollars, except per share data)

Operating Revenue	$1,150	$1,118	$5,023	$4,878

Operating Expenses
Fuel and purchased energy	446	458	2,097	2,080
Other services cost of sales	44	46	175	207
Other operation and maintenance	244	245	1,016	924
Depreciation and amortization	157	139	651	549
Other taxes	100	98	427	413
Deferred electric service costs	(4)	(10)	30	20
Impairment losses	-	28	-	81
Gains on sales of land	(46)	-	(46)	-
Total Operating Expenses	941	1,004	4,350	4,274
Operating Income	209	114	673	604
Other Income (Expenses)
Interest and dividend income	-	(1)	-	-
Interest expense	(70)	(68)	(280)	(268)
Other income	5	3	54	44
Total Other Expenses	(65)	(66)	(226)	(224)
Income from Continuing Operations Before Income Tax Expense	144	48	447	380

Income Tax Expense Related to Continuing Operations	23	13	129	138

Net Income from Continuing Operations	121	35	318	242
Income from Discontinued Operations, net of Income Taxes	9	-	9	-

Net Income	$130	$35	$327	$242

Basic Share Information
Weighted average shares outstanding – Basic (millions)	254	252	253	251
Earnings per share of common stock from Continuing Operations – Basic	$0.48	$0.14	$1.25	$0.96
Earnings per share of common stock from Discontinued Operations – Basic	0.03	-	0.04	-
Earnings per share - Basic	$0.51	$0.14	$1.29	$0.96

Diluted Share Information
Weighted average shares outstanding – Diluted (millions)	254	253	254	252
Earnings per share of common stock from Continuing Operations – Diluted	$0.48	$0.14	$1.25	$0.96
Earnings per share of common stock from Discontinued Operations – Diluted	0.03	-	0.04	-
Earnings per share – Diluted	$0.51	$0.14	$1.29	$0.96

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$25	$14
Restricted cash equivalents	14	25
Accounts receivable, less allowance for uncollectible accounts of $56 million and $40 million, respectively	839	782
Inventories	141	141
Income taxes and related accrued interest receivable	111	9
Prepaid expenses and other	72	63
Total Current Assets	1,202	1,034

OTHER ASSETS
Goodwill	1,406	1,407
Regulatory assets	2,246	2,409
Deferred income tax assets, net	15	17
Income taxes and related accrued interest receivable	6	81
Restricted cash equivalents	18	14
Other	129	121
Total Other Assets	3,820	4,049

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	16,218	15,465
Accumulated depreciation	(4,914)	(4,959)
Net Property, Plant and Equipment	11,304	10,506

TOTAL ASSETS	$16,326	$15,589

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(millions of dollars, except shares)
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term debt	$1,063	$729
Current portion of long-term debt and project funding	341	431
Accounts payable	175	174
Accrued liabilities	322	313
Capital lease obligations due within one year	11	10
Taxes accrued	51	41
Interest accrued	49	47
Liabilities and accrued interest related to uncertain tax positions	9	6
Other	287	305
Total Current Liabilities	2,308	2,056

DEFERRED CREDITS
Regulatory liabilities	308	343
Deferred income tax liabilities, net	3,393	3,242
Investment tax credits	15	16
Pension benefit obligation	466	396
Other postretirement benefit obligations	215	265
Other	202	195
Total Deferred Credits	4,599	4,457

OTHER LONG-TERM LIABILITIES
Long-term debt	4,656	4,397
Transition bonds issued by ACE Funding	124	170
Long-term project funding	4	8
Capital lease obligations	39	50
Total Other Long-Term Liabilities	4,823	4,625

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK
Series A preferred stock, $.01 par value - 18,000 shares authorized, 18,000 and 12,600 shares outstanding, respectively	183	129

EQUITY
Common stock, $.01 par value - 400,000,000 shares authorized, 254,289,261 and 252,728,684 shares outstanding, respectively	3	3
Premium on stock and other capital contributions	3,829	3,800
Accumulated other comprehensive loss	(36)	(46)
Retained earnings	617	565
Total Equity	4,413	4,322
TOTAL LIABILITIES AND EQUITY	$16,326	$15,589

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POWER DELIVERY SALES AND REVENUE

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Power Delivery Sales (Gigawatt Hours)
Regulated T&D Electric Sales
Residential	3,518	3,688	18,111	17,129
Commercial and industrial	7,000	7,235	29,365	29,831
Transmission and other	68	73	235	255
Total Regulated T&D Electric Sales	10,586	10,996	47,711	47,215

Default Electricity Supply Sales
Residential	2,913	3,016	14,861	13,851
Commercial and industrial	1,239	1,245	5,479	5,420
Other	15	11	46	44
Total Default Electricity Supply Sales	4,167	4,272	20,386	19,315

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$200	$184	$914	$824
Commercial and industrial	262	245	1,065	1,013
Transmission and other	125	112	450	440
Total Regulated T&D Electric Revenue	$587	$541	$2,429	$2,277

Default Electricity Supply Revenue
Residential	$293	$287	$1,445	$1,312
Commercial and industrial	133	124	562	553
Other	32	36	143	211
Total Default Electricity Supply Revenue	$458	$447	$2,150	$2,076

Other Electric Revenue	$18	$16	$61	$60

Total Electric Operating Revenue	$1,063	$1,004	$4,640	$4,413

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	1,709	2,436	8,020	8,550
Commercial and industrial	1,387	1,778	5,796	6,063
Transportation and other	1,477	1,681	6,193	6,418
Total Regulated Gas Sales	4,573	5,895	20,009	21,031

Regulated Gas Revenue (Millions of dollars)
Residential	$21	$29	$94	$106
Commercial and industrial	10	15	49	59
Transportation and other	3	3	11	11
Total Regulated Gas Revenue	$34	$47	$154	$176

Other Gas Revenue	$1	$2	$11	$18

Total Gas Operating Revenue	$35	$49	$165	$194

Total Power Delivery Operating Revenue	$1,098	$1,053	$4,805	$4,607

14 (more)

POWER DELIVERY – CUSTOMERS

	December 31, 2015	December 31, 2014

Regulated T&D Electric Customers (in thousands)
Residential	1,702	1,669
Commercial and industrial	200	200
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,904	1,871

Regulated Gas Customers (in thousands)
Residential	120	118
Commercial and industrial	10	10
Transportation and other	–	–
Total Regulated Gas Customers	130	128

WEATHER DATA – CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Heating Degree Days	1,047	1,405	4,052	4,431
20 Year Average	1,521	1,519	4,260	4,259
Percentage Difference from Average	(31)%	(8)%	(5)%	4%
Percentage Difference from Prior Year	(25)%		(9)%

Cooling Degree Days	18	31	1,648	1,360
20 Year Average	33	32	1,397	1,396
Percentage Difference from Average	(45)%	(3)%	18%	(3)%
Percentage Difference from Prior Year	(42)%		21%

15 (more)

PEPCO ENERGY SERVICES

Financial Information

(Millions of Dollars)	Three Months Ended December 31,
	2015	2014

Operating Revenue	$53	$66
Cost of Goods Sold	44	47
Gross Margin	9	19
Other Operation and Maintenance Expenses	6	15
Impairment Losses	-	28 (1)
Depreciation and Amortization	2	1
Operating Income (Loss)	1	(25)
Other Income	1	-
Income (Loss) Before Income Taxes	2	(25)
Income Tax Expense (Benefit)	3	(11)
Loss from Continuing Operations (GAAP)	$(1)	$(14)

(Millions of Dollars)	Year Ended December 31,
	2015	2014

Operating Revenue	$223	$278
Cost of Goods Sold	176	212
Gross Margin	47	66
Other Operation and Maintenance Expenses	44	54
Impairment Losses	-	81 (1)
Depreciation and Amortization	4	7
Operating Loss	(1)	(76)
Other Income	1	1
Income (Loss) Before Income Taxes	-	(75)
Income Tax Benefit	(4)	(36)
Net Income (Loss) from Continuing Operations (GAAP)	$4	$(39)

(1)	Impairment losses of $28 million ($16 million after-tax) in 4Q14 and $81 million ($48 million after-tax) in 2014 associated with the combined heat and power thermal generating facilities and operations in Atlantic City.

(Millions of Dollars)	December 31,	December 31,
	2015	2014

Total Assets	$221	$249
Current Assets	126	146
Property, Plant and Equipment	30	30
Other Assets	65	73

Total Liabilities	$66	$95
Current Liabilities	43	64
Long-Term Liabilities	23	31

Equity	$155	$154

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